SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form 8-K

                             Current Report

                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



Date of Report: September 8, 1999               Commission file number: 0-16214
                                                                        -------
                       ALBANY INTERNATIONAL CORP.
                       --------------------------
           (Exact name of registrant as specified in its charter)



         Delaware                                      14-0462060
         --------                                      ----------
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

1373 Broadway, Albany, New York                        12204
-------------------------------                        -----
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  518-445-2200
                                                     ------------

Item 2.           Acquisition or Disposition of Assets
-------           ------------------------------------

On August 24, 1999, Albany International Corp. ("the Registrant") completed the purchase of shares of the paper machine clothing business of The Geschmay Group for approximately $232 million in cash. The acquired corporations ("Geschmay") had aggregate 1998 sales of approximately $160 million and were part of a group of family-owned companies. Geschmay's principal operations are located in Europe and the United States.

In order to provide funds for this acquisition, the Registrant entered into a new $750 million credit facility with its banks.

The Registrant's August 24, 1999 press release and the Share Purchase Agreement each appear as an Exhibit to this Current Report and are incorporated herein by reference.

Item 7.           Financial Statements and Exhibits
-------           ---------------------------------

(a)       Financial statements of business acquired.
---       ------------------------------------------

         The financial statements of Geschmay are not available at this time. The Registrant will include these financial statements in a Current Report on Form 8-K that will be filed no later than 60 days from the date of this filing.

(b)       Pro forma financial information.
---       --------------------------------

         The pro forma information of Geschmay is not available at this time. The Registrant will include the pro forma financial information in a Current Report on Form 8-K that will be filed no later than 60 days from the date of this filing.

(c)       Exhibits.
---       ---------

         Exhibit No.                   Description
         -----------                   -----------

             2.1                    Share Purchase Agreement

            99.1                       Press Release

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                           ALBANY INTERNATIONAL CORP.
                           --------------------------
                                  (Registrant)


Date:  September 8, 1999


                             By /s/ Michael C. Nahl
                             ----------------------
                             Michael C. Nahl
                             Sr. Vice President and
                             Chief Financial Officer

                                 Exhibit 2.1

                           Share Purchase Agreement

                            SHARE PURCHASE AGREEMENT


                  SHARE PURCHASE AGREEMENT, dated as of May 26, 1999, among the undersigned:

A.

Mistral International Finance A.G., a Luxembourg corporation with a share capital of D.M. 27,998,200, having its principal office at 241 Route D'Arlon, L-1150 Luxembourg ("MIF1");

Golden Bridge S.A., a Belgian societe anonyme with a capital of BEF 2,500,000, having its principal office at 4 Place de Tomberg, B 1200 Bruxelles, Belgium ("GB"); and

(each of MIF1 and GB hereinafter referred to as a "Seller" and, collectively as the "Sellers");

of the first part,

AND:

B. Albany International Corp., a corporation organized under the laws of the State of Delaware, having its principal place of business at 1373 Broadway, Albany, New York, 12204;

(hereinafter referred to as "Albany");

of the second part,

                                     WHEREAS

                  The Sellers are the owners, directly or indirectly, of the following ownership interests (the "Shares") in the following entities:

      2,899,200 shares par value ITL 2,000 of Feltrificio Veneto S.p.A., an Italian S.p.A. with a capital of ITL 6,000,000,000, having its registered office at Via delle Machine, 2-1 30175 Marghera, Venezia, Italy, hereinafter referred to as "FV";

      100,000 shares of Geschmay Asia Private Limited, a Singapore corporation with a capital of 100,000 Singapore dollars, having its registered office at 9 Raffles Place #55-01 Republic Plaza, Singapore 048619 hereinafter referred to as "GAS";

      Share participations (Geschaftsanteil) having a nominal value of DM 14,850,000 representing 99% of the share participation in Wurttembergische Fitztuchfabrik D. Geschmay GmbH, a German GmbH with a capital of DM 15,000,000, having its registered office at Im Pfingstwasen-D 73035 Goppingen, Germany, hereinafter referred to as "WFG";

      24,722 shares of common stock, no par value, of Wangner Systems Corporation, a Delaware corporation having its principal business office at 525 Piedmont Highway, Greenville, South Carolina, USA, hereinafter referred to as "WSC";

      99,994 shares of Cofpa S.A., a French societe anonyme with a capital of FR 10,000,000, having its registered office at 150 Route de Vars-F 16160 Gond Pontouvre, hereinafter referred to as "COFPA"; and

      100% of the share participations (Geschaftsanteil) in Geschmay Research GmbH, a German GmbH with a capital of DM 50,000, having its registered office at Im Pfingstwasen-D 73035 Goppingen, Germany, hereinafter referred to as "Geschmay Research";

(each of FV, GAS, WFG, WSC, COFPA and Geschmay Research hereinafter referred to as a "Company" and, collectively, as the "Companies").

                  The Sellers wish to sell, or cause to be sold by an Affiliate of the Sellers, and Albany wishes to purchase, or cause to be purchased by an Affiliate of Albany, the Shares on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:



                                    ARTICLE 0

                                  DEFINED TERMS

0.1 "1997 Financial Statements" shall have the meaning specified in Section 2.6(a).

0.2 "1998 Business Consolidated Financial Statements" shall have the meaning specified in Section 2.6(b).

0.3 "1998 Financial Statements" shall have the meaning specified in Section 2.6(a).

0.4               "Affiliate"  shall mean, with respect to any person or entity,
                  (a) any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity (including, without limitation, (i) any officer or director of such entity, (ii) any person or entity that beneficially owns or controls 5% or more of any class of voting securities of, equity interests in, or profit interests in such designated person or entity, or (iii) any person or entity of which such designated person or entity beneficially owns or controls 5% or more of any class of voting securities, equity interests or profit interests), (b) any relative of any such person, and (c) any trust for the benefit of any person or entity described in clauses (a) or (b) above.

0.5               "Agreement" shall mean this Share Purchase Agreement.

0.6 "Business" shall mean the PMC and Engineered Fabrics businesses as currently conducted, directly or indirectly, by the Sellers and their Affiliates, including, without limitation, such Business conducted under the names "Feltrificio Veneto", Wangner Systems Corporation" , "WFG", "Geschmay", "Geschmay Asia", "Wangner Forming Fabrics" (North America only), "Wangner System Exports", "Wangner System Canada", "Brandon Drying Fabrics", "Geschmay Wet Felts", "Cofpa", "Nuova Tele Industriali", and "NTI".

0.7 "Cash Portion" shall mean the cash portion of the Purchase Price as described in Schedule 1.2 hereto.

0.8 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
                   9601, et seq.

0.9 "Charitable Pledge" means the pledge agreement to be entered into prior to the Closing Date between WFG and Keren Hayesod, Jerusalem, Israel, a true and complete copy of which has heretofore been delivered by the Sellers to Albany.

0.10              "Claim Notice" shall have the meaning specified in Section
                   7.2(a).

0.11              "Closing" shall mean the closing of the transactions
                   contemplated herein, as described in Section 1.3(a) hereof.

0.12              "Closing Date" shall mean the date on which the Closing
                   occurs.

0.13              "Code" shall mean the United States Internal Revenue Code, as amended.

0.14              "COFPA" shall have the meaning specified in the WHEREAS
                   clauses hereof.

0.15              "Company"  shall  mean  each of FV,  WFG,  COFPA,  WSC,  GAS and  Geschmay Research.

0.16               "Company  Business" shall mean the manufacture and/or sale of
                   (a) PMC and/or (b) Engineered Products.

0.17 "Competing Firm" shall mean any corporation, firm, partnership, proprietorship or other entity, other than Albany, which engages in any Company Business; except that "Competing Firm" shall not mean Tissue Tec S.r.l. for as long as the TT Supply Agreement is in effect.

0.18              "Consent"   shall   mean  any   consent,   waiver,   approval,
                  authorization,    exemption,    registration,    license    or
                  declaration.

0.19              "Contract"   shall  mean  any  contract   (written  or  oral),
                  undertaking, commitment, arrangement, plan or other legally binding agreement or understanding.

0.20              "Covered Person" shall have the meaning specified in Section
                   4.4(a) hereof.

0.21 "CR Agreement" shall mean the Agreement between Albany, or an entity designated by Albany, and the owner of the CR Shares, substantially in the form of Exhibit A hereto.

0.22 "CR Consideration" shall mean the purchase price payable for the CR Shares, as specified in the CR Agreement.

0.23               "CR      Shares"      shall      mean      the      ownership
                   interest(Geschaftsanteil) of WFG to be transferred pursuant to the CR Agreement.

0.24 "Damages" shall mean any and all damages, penalties, judgments, assessments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and the costs and expenses of litigating any claims).

0.25 "Date Data" shall mean any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information.

0.26 "Date-Sensitive System" shall mean any software, microcode or hardware system or component, including any electric or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by any of the Target Group Companies for their internal use, or which any of the Target Group Companies sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which any of the Target Group Companies provides the benefit, to its customers, vendors, suppliers, affiliates or any other Person.

0.27 "Debt" shall mean short, medium or long term borrowings from banks or other third parties, any obligations evidenced by notes, bonds or similar instruments, capital lease obligations,equipment lease obligations, recourse obligations with respect to discounted notes or receivables, or obligations (including off-balance sheet obligations; except for (1) such obligations in the form of a mortgage or other grant of collateral security, in which case
                 "Debt"shall mean only the amount of the underlying  obligation, without duplication, and (2) any amounts in the nature of interest payable under finance leases) similar to the foregoing,or any guarantees of any of the foregoing obligations of any third party (including any of the foregoing obligations that are owed to any Seller or any Affiliate of any Seller).

0.28              "Direct Claim" shall have the meaning specified in Section
                   7.2(a).

0.29 "Employment Agreement" shall mean any employment, consulting, severance, termination, compensation or other agreement between a Target Group Company and any of its officers, directors or employees.

0.30 "Engineered Product" shall mean (a) any fabric or textile used in the manufacture of spunbond, airlaid, glass mat or other non-woven textiles, or (b) any fabric or textile used in the pulp industry (including, without limitation, drum covers, DNT's, chemi-washers, filtration fabrics and coarse forming fabrics).

0.31 "Environmental Law" shall mean any United States federal, state or local or non-U.S. Law or Judgment relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use handling or disposal of polychlorinated biphenyl's, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous
                  Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including CERCLA, RCRA, TSCA, the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., HMTA and EPCRA, and other comparable Laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

0.32 "EPCRA" shall mean the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq.

0.33 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

0.34 "Escrow Agreement" shall mean the escrow agreement among the parties hereto and the escrow agent identified therein, substantially in the form of Exhibit B hereto.

0.35              "Escrow Amount" shall have the meaning specified in Section
                  1.3(c).

0.36 "Excluded Assets" shall mean the land, buildings and other assets of FV and WFG listed on Schedule 0.36 hereto.

0.37 "FV" shall have the meaning specified in the WHEREAS clauses hereof.

0.38              "Geschmay  GmbH"  shall mean  Geschmay  GmbH,  a German  GmbH, having its principal office at Im Pfingstwasen-D, 73035 Goppingen, Germany, a wholly-owned subsidiary of MIF1.

0.39 "Geschmay Research" shall have the meaning specified in the WHEREAS clauses hereof.

0.40 "GAS" shall have the meaning specified in the WHEREAS clauses hereof.

0.41              "GB" shall have the meaning specified in the WHEREAS clauses hereof.

0.42 "Greenville Agreement" shall mean that agreement between the Purchasers and the Sellers to be entered into on the Closing Date, substantially in the form previously exchanged by the parties.

0.43 "Hazardous Material" shall mean any explosive, radioactive or abnormally flammable material, or any other hazardous or toxic waste, substance or material, including substances defined as "hazardous substances", "hazardous materials", "solid waste" or toxic substances under any applicable laws (including, without limitation, CERCLA, EPCRA, RCRA, TSCA or HMTA).

0.44 "HMTA" shall mean the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq.

0.45 "Indemnity Amount" shall mean an amount initially equal to $50 million, subject to increase by the Sellers as provided in Section 7.6 hereof.

0.46 "Indemnity Basket" shall initially mean $5 million. During the warranty periods described in section 7.4 hereof, the Indemnity Basket will be increased by an amount equal to 50% of any corporate income tax reduction (sec. 27 para. 1
                  Corporate Income Tax Act, "KStG") resulting from profit distributions after the Closing Date up to a maximum of DM 2 million. The increase of the Indemnity Basket shall be limited to the corporate income tax reduction resulting from the distribution of retained profit accrued up to the Closing Date. The Indemnity Basket increase shall not be diminished by any corporate income tax increase (sec. 27 KStG) triggered by such profit distribution. The corporate income tax reduction shall be calculated on the basis of a (fictive) breakdown of WFG's disposable equity (Gliederungsrechnung des verwendbaren Eigenkapitals, sec. 30 KStG) as of the Closing Date under consideration of WFG's profit accrued up to the Closing Date.

0.47 "IRS" shall mean the United States Department of the Treasury Internal Revenue Service.

0.48 "Judgment" shall mean any judgment, injunction, order, ruling or award of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority.

0.49 "Key Person Non-Competition Agreement" shall mean that agreement between WFG and the other parties named therein, substantially in the form of Exhibit C hereto, to be entered into on the Closing Date.

0.50              "Law"  shall  mean  any  law,   rule  or   regulation  of  any
                  governmental, administrative or regulatory authority.

0.51              "Liability"  shall mean any  liability  or  obligation  of any
                  nature,   whether   known  or  unknown,   accrued,   absolute,
                  contingent or otherwise, and whether due or to become due.

0.52 "Lien" shall mean any mortgage, lien, pledge, charge, security interest or surety. For purposes of this Agreement, a person shall be deemed to hold subject to a Lien any asset or property that is subject to the interest of a vendor or lessor under any conditional sale agreement, lease or other title retention agreement.

0.53 "Lodi1 Lease" shall mean that certain lease of real property (including land and buildings), dated as of the Closing Date, between FV and an Affiliate of the Sellers and relating to the land and buildings located in Lodi, Italy in which the Sellers have heretofore conducted the Business, in the form of Exhibit D.

0.54 "Marghera Lease" shall mean that certain lease of real property (including land and buildings), dated as of the Closing Date, between FV and an Affiliate of the Sellers and relating to the land and buildings located in Marghera, Italy in which the Sellers have heretofore conducted the Business, in the form of Exhibit E.

0.55 "Material Adverse Effect" shall mean (a) a material and adverse effect on the condition (financial or otherwise), assets, properties, liabilities, rights, obligations, operations or prospects of the Target Group Companies or the Business, or (b) a material impairment or delay of the ability of the Sellers to perform their obligations under this Agreement.

0.56 "Mistral Receivable" shall mean the receivable owed by MIF1 to WFG in the amount of DM 12,047,141 plus interest at the rate of 4.25% per year from February 1, 1999 to the date of payment relating to the purchase of the share participation of Geschmay GmbH from WFG.

0.57 "NTI" shall mean Nuova Tele Industriali (S.r.l.),an Italian S.r.l. that was merged with and into FV during 1998.

0.58              "PBGC" shall mean the United States Pension Benefit Guaranty
                  Corporation.

0.59 "Permit" shall mean any permit, license, regulatory approval or franchise from any governmental authority.

0.60 "PMC" shall mean paper machine clothing of any kind (including, without limitation, forming, pressing and dryer fabrics) and belts of any kind (including, without limitation, corrugator, calendar and press belts) used in the pulp and paper industry.

0.61 "Permitted Encumbrances" shall mean any Liens specifically described in Schedule 0.61 hereto.

0.62 "Plan" shall mean any plan, program, arrangement,agreement or commitment which is an employment, consulting, severance pay, termination pay, change in control or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights,severance pay, life, health, disability or accident insurance plan or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA, with respect to which any Target Group Company may have any liability.

0.63              "Proceeding"  shall  mean any  action,  suit,  claim or legal,
                  administrative,   arbitration  or  other  alternative  dispute
                  resolution proceeding or investigation.

0.64              "Purchase Price" shall have the meaning specified in Section
                  1.2 hereof.

0.65 "Purchasers" shall mean Albany and one or more Affiliates of Albany to be designated prior to the Closing.

0.66              "Purchasers'Accountants"shall mean PricewaterhouseCoopers LLP.

0.67 "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.

0.68             "Real Estate" shall have the meaning specified in Section 2.10 hereof.

0.69 "Seller" and "Sellers" shall have the meaning specified in the preamble to this Agreement.

0.70              "Sellers' Accountants" shall mean KPMG.

0.71              "Sellers' Representative" shall have the meaning specified in
                  Section 9.10.

0.72 "Shares" shall have the meaning specified in the WHEREAS clauses.

0.73 "Subsidiary" shall mean each company, partnership or other business entity of which 10% or more of the outstanding share capital or other equity interest is, or will at the Closing be, owned, directly or indirectly, by any Company.

0.74             "Target Financial Statements" shall have the meaning specified in Section 2.6(a) hereof.

0.75              "Target Group Company" shall mean any Company or Subsidiary.

0.76 "Tax" shall mean (i) any tax, assessment, levy, impost, duty, fee, withholding, or other similar mandatory charge, including, without limitation, any income tax, franchise tax, transfer tax or fee, sales tax, excise tax, ad valorem tax, value-added tax, withholding tax, payroll tax, unemployment insurance tax, social security tax, minimum tax and social charges or contributions, gross receipts tax, business license tax, real and personal property tax, environmental tax, registration tax, investment grants (Investitionszuschusse), investment allowances (Investitionszulagen) or capital duties and (ii) any interest, penalties or additions to tax imposed on a Tax described in clause (i) hereof, imposed by any national, regional,local or foreign government or subdivision or agency of any of the foregoing.

0.77 "Tax Return" means a report, return, statement, notice, election or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any of the Target Group Companies.

0.78              "Third Party Claim"shall have the meaning specified in Section
                  7.2(a) hereof.

0.79 "Trademark" shall mean any trademark (registered or unregistered), trademark application, service mark, service mark registration, service mark application, assumed name or trade name (registered or unregistered) used or held by any of the Target Group Companies in connection with its operations or the Business.

0.80 "TT Supply Agreement" shall mean that certain supply agreement to be dated as of the Closing Date, whereby one or more Target Group Companies will purchase certain felts from Tissue Tec S.r.l., substantially in the form of Exhibit F.

0.81              "TSCA" shall mean the Toxic Substances Control Act, 15 U.S.C.
                  2601, et seq.

0.82 "Visibilia Lease" shall mean that certain Lease Agreement between Visibilia s.p.a. and FV in the form of Exhibit H hereto.

0.83              "Visibilia   Services   Agreement"  shall  mean  that  certain
                  services agreement between Visibilia s.p.a./ Visibilia Team s.p.a. and FV in the form of Exhibit G hereto.

0.84             "WFG" shall have the meaning specified in the preamble to this
                  Agreement.

0.85 "WSC" shall have the meaning specified in the preamble to this Agreement.

0.86 "WSC Auction Agreement" shall mean the agreement, dated March 19, 1999, between Geschmay GmbH, Wangner Finckh GmbH and TIAG AG relating to the acquisition of certain shares of WSC by Geschmay GmbH or an Affiliate designated by Geschmay GmbH.

0.87 "WSC Employer Group" shall mean a group consisting of each person that is considered a single employer with WSC for purposes of Title IV of ERISA or section 414 of the Code.

0.88 "WSC Plan" means any plan, program, arrangement, agreement or commitment which is an employment, consulting, severance pay, termination pay, change in control or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA, with respect to which WSC may have any liability.

0.89 "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.


                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

                  1.1 Sale and Purchase of the Shares. Schedule 1.1 sets forth each Seller's direct or indirect ownership of Shares in each Company, indicating in each case the Affiliate of Sellers that owns such Shares directly. On the terms and subject to the conditions of this Agreement, at the Closing: (i) the

Sellers agree to sell, or cause to be sold to Albany, or one or more Affiliates of Albany to be identified by Albany prior to the Closing, and Albany agrees to purchase, or to cause one or more such Affiliates of Albany to purchase, all of the Shares, free and clear of all Liens and other interests of others, together with all rights attaching thereto, including entitlement to all profits realized during the 1998 and 1999 fiscal years as well as any undistributed profits from prior fiscal years and (ii) the Sellers agree to cause CR to sell the CR Shares to the purchaser identified in the CR Agreement.

                  1.2 Purchase Price. The aggregate consideration to be paid for the Shares shall be as described in Schedule 1.2 hereto (the "Purchase Price"). The Purchase Price shall be paid in the manner and at the times set forth in this Article I. The Purchase Price shall be allocated among the various Shares in the manner set forth in Schedule 1.2.

                  1.3 Closing. (a) The closing of the transactions contemplated in this Agreement (the "Closing") shall be held in Brussels, Belgium at the offices of Cleary, Gottlieb, Steen & Hamilton, or, at Seller's option, in Luxembourg at the offices of Advocat Nico Schaeffer, (x) on the tenth business day after each of the conditions set forth in Article VI of this Agreement shall have been fulfilled or waived in accordance herewith (but in any event no sooner than 90 calendar days from the date hereof) or (y) at such other time, place and date as the parties hereto may designate by mutual consent.

                  (b) All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                  (c) At the Closing (i) Purchasers and Sellers shall enter into the Escrow Agreement with the escrow agent named therein, (ii) the Purchasers shall pay, or cause to be paid, to the Sellers' Representative a portion of the Purchase Price equal to the Purchase Price less the Indemnity Amount, (iii) the Purchasers shall pay, or cause to be paid, to the escrow agent named in the Escrow Agreement a portion of the Purchase Price equal to the Indemnity Amount (the "Escrow Amount"), (iv) the parties thereto shall enter into the Marghera Lease and the Lodi1 Lease, (v) the parties thereto shall enter into the TT Supply Agreement, (vi) the parties thereto shall enter into the Key Person Non-Competition Agreement, (vii) the parties thereto shall enter into the CR Agreement, and (viii) the parties thereto shall enter into the Greenville Agreement.

                  (d) The Purchase Price shall be paid by means of one or more wire transfers in immediately available funds to accounts designated at least ten business days prior to the Closing Date by the Sellers' Representative and the escrow agent under the Escrow Agreement, as the case may be.

                  (e) At the Closing the Sellers shall deliver, or shall cause to be delivered, to the Purchasers the certificates, transfer orders and all other instruments described in Section 6.1(f) hereof.

                  (f) At the Closing, the Purchasers shall make, or cause to be made, the payments required to be made pursuant to Section 5.6 hereof.

                  1.4 Separate Agreements. In the interest of time and in order to permit a public announcement of the transactions contemplated herein, the parties have entered into this Share Purchase Agreement for the purchase of all of the Shares of all of the Companies. The parties contemplate that reorganization within their consolidated groups between the date hereof and the Closing may make it desirable to replace this Agreement with a number of separate agreements relating to the various Shares. It is not contemplated that such separate purchase agreements would create any additional rights or obligations for any party. No party hereto is under any obligation to enter into any such replacement agreements.



                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each  of  the  Sellers  hereby   represents  and  warrants  to
Purchasers as follows:

                  2.1 Authority; Enforceability. Each of the Sellers has the capacity to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by each of them and constitutes a legal, valid and binding obligation of each such person or entity, enforceable against each in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of the Sellers and no other actions on the part of any of the Sellers is necessary to authorize the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  2.2 Companies; Organization. (a) Schedule 2.2 (part 1) hereto sets forth an accurate and complete list of each Subsidiary of each Company, indicating the jurisdiction of incorporation, capital structure and the nature and level of ownership in such Subsidiary by such Company and any other stockholder. Except as set forth on Schedule 2.2 (part 2) hereto, none of the Target Group Companies, directly or indirectly, owns any interest in any other corporation, partnership or other business entity.

                  (b) Each of the Target Group Companies is, and at Closing will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own, lease and operate the assets held or used by it and to conduct the Business. Each of the Target Group Companies is, and at Closing will be, duly licensed or qualified and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the Business requires it to be so licensed or qualified. Complete and correct copies of the constitutive documents of each of the Companies have heretofore been delivered by the Sellers to Albany; except that no constitutive documents for COFPA prior to the Articles of Incorporation dated 23/11/1965 have been provided. Sellers represent that no provision of any such document not provided (i) will have a Material Adverse Effect or (ii) would cause any representation or warranty herein to be inaccurate. The minute books or similar records of each of the Target Group Companies contain an accurate record of all meetings and other corporate action of its stockholders and Board of Directors (and any committees of such Board), to the extent required by applicable law.

                  2.3 Ownership of the Shares. (a) Each Seller or Affiliate of a Seller holds full title to, and is the duly registered as the owner of, all of the Shares listed as owned by such Seller or Affiliate of a Seller on Schedule 1.1, free and clear of all Liens and other interests of others and together with all rights attaching thereto. The Shares, together with the CR Shares, constitute, and at Closing will constitute, all of the capital, equity or other ownership interests of the Companies (except: (1) in the case of COFPA, for six
(6) directors' qualifying shares owned by such persons in such amounts as is set forth in Schedule 2.3(b) hereto, in each case subject to valid and enforceable repurchase agreements providing for repurchase at any time by COFPA at a nominal price, and (2) 100,800 shares of FV held as treasury shares pursuant to and in compliance with Article 2357 of the Italian Civil Code). Except for the Shares and the CR Shares, none of the Target Group Companies has issued or undertaken to issue any interest in the capital or any other ownership interest of any kind of any such company, including any rights, of whatsoever nature, that may be converted into any such capital or ownership interest. All of the Shares and the CR Shares have been duly created and validly issued and are fully paid. There are, and at Closing will be, no shareholders or similar agreements currently in effect with respect to any of the Shares.

                  (b) All of the outstanding shares of capital stock or other equity ownership interests of each of the Subsidiaries are validly issued and fully paid and, except for directors' qualifying shares subject to repurchase agreements which are set forth in Schedule 2.3(b), all of such outstanding shares and interests are owned or will be owned at the Closing by one or more of the Companies free and clear of all Liens.

                  (c) There are not now, and at Closing will be, authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating (i) any of the Target Group Companies to issue, deliver or sell, or cause to be issued, delivered or sold, any authorized or outstanding shares of the capital stock, or any securities convertible into or exchangeable for shares of capital stock, of any of the Target Group Companies or (ii) obligating any of such person or entity to grant, extend or enter into any such agreement or commitment.

                  (d) Except for (i) the Marghera Lease, the Lodi1 Lease and the TT Supply Agreement and (ii) the Debt of the Target Group Companies owed to MIF1 set forth in Schedule 2.6(g), there are now, and at Closing will be, no loans, assets, properties, rights or businesses presently used in the Business and operations of the Target Group Companies that are owned, directly or indirectly, by the Sellers, by any Affiliate, director or employee of any of the Target Group Companies, or any Affiliate of any Seller or any such person. Except for the Shares, the Debt of the Target Group Companies owned to MIF1 set forth in schedule  2.6(g),  and the  directors'  retainer  shares  described  in Schedule schedule 2.3(b), no such person holds any debt of, or has any other interests in, any of the Target Group Companies.

                  2.4 No Breach. Neither the execution of this Agreement nor the performance by the Sellers of their respective obligations hereunder nor the consummation of the transactions contemplated hereby does or will:

                  (i) conflict with or violate any provision of the constitutive documents of any Seller, any Affiliate of any Seller currently owning any Shares, or any of the Target Group Companies,

                  (ii) except as disclosed in Schedule 2.4 hereto, violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any Contract or any Permit to which any Seller, any Affiliate of any Seller currently owning any Shares, or any Target Group Company is a party or by which any of them or their respective securities, properties or businesses are bound,

                  (iii) result in the creation of any Lien upon, or any adverse interest in, any asset of any Target Group Company, or

                  (iv) constitute a violation of any Laws or Judgments.

                  2.5 Brokers. None of the Sellers, any Target Group Company, any Affiliate of any Seller or Target Group Company, or any person acting for or on behalf of any of the foregoing has taken any action that would obligate the Purchasers or any of the Target Group Companies to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or the transactions contemplated hereby.

                  2.6 Financial Statements; Liabilities. (a) Complete and correct copies of (i) the consolidated financial statements (balance sheets, profit and loss statements and notes on the Financial Statements, including off-balance sheet undertakings) of each of FV (including the operations of NTI, which was merged with and into FV effective January 1, 1998), WFG, WSC, COFPA, GAS and Geschmay Research (in each case, including their respective subsidiaries) as of and for the period ended December 31, 1998 (the "1998 Financial Statements"), (ii) the consolidated financial statements (balance sheets, profit and loss statements and notes on the Financial Statements, including off-balance sheet undertakings) of each of FV, NTI, WFG, WSC, COFPA and Geschmay Research (in each case, including their respective subsidiaries) as of and for the period ended December 31, 1997 (the "1997 Financial Statements") and (iii) the unaudited accounts of each of FV, WFG, GAS and WSC for the three-month period ending March 31, 1999 and the unaudited accounts of COFPA for the four-month period ended April 30, 1999 (the "1999 Accounts") have heretofore been delivered and verified by the Sellers to Albany. The 1997 Financial Statements and the 1998 Financial Statements are hereinafter together referred to as the "Target Financial Statements". The Target Financial Statements are reguliers and sinceres and give a true and accurate account of the financial condition, assets and liabilities of the Target Group Companies to which they relate at the dates thereof and the results of the operations and changes in financial condition of such Target Group Companies for the periods ended at such date. The Target Financial Statements have been prepared in accordance with local generally accepted accounting principles, as consistently applied. The 1999 Accounts have been prepared in accordance with internal reporting policies of the Target Group Companies, consistently applied and in accordance with past practice. To the best knowledge of the Sellers', the 1999 Accounts fairly present, in all material respects, the revenues and operating income of the Target Group Companies to which they relate for the periods presented. Each of the 1997 and 1998 Financial Statements have been audited and certified without qualification by Sellers' Accountants; except that (i) the 1997 Financial Statements of FV and NTI have not been audited or certified and (ii) the 1998 Financial Statements of FV have not been audited but have been reviewed by Sellers' Accountants.

                  (b) Sellers have  heretofore  delivered and verified  complete and correct copies of the combined financial statements (balance sheets, profit and loss statements and notes thereto, not including off-balance sheet undertakings) of the Target Group Companies as of and for the period ended December 31, 1998, giving effect to the elimination of the Excluded Assets ("1998 Business Consolidated Financial Statements"). The 1998 Business Consolidated Financial Statements are reguliers and sinceres, give a true and accurate account of the combined revenues, profits, losses, financial condition, assets, liabilities and operations of all of the Target Group Companies excluding the Excluded Assets at the date thereof and the consolidated results of their operations and changes in financial condition for the period then ended, and have been prepared in accordance with IAS as consistently applied.
The 1998 Business Consolidated Financial Statements reflect all material adjustments necessary to restate the 1998 Financial Statements in accordance with IAS and to give effect to the elimination of the Excluded Assets. The parties acknowledge and accept that the 1998 Business Consolidated Financial Statements have been presented in US$ using an exchange rate of 1 US$ = 1.6859 DM. (Items recorded in other European currencies were first converted to DM at rates in effect on December 31, 1998.) All Liabilities in respect of Debt (including, without limitation, Debt relating to finance leases) as of December 31, 1998 have been reflected in the 1998 Business Consolidated Financial Statements as "Interest bearing loans and Borrowings" (excluding accrued interest not yet due as of such date).

                  (c) As of December 31, 1998, none of the Target Group Companies had any Liabilities (including Debt) (other than Liabilities related to the Excluded Assets) which were not reflected or expressly reserved against in the 1998 Financial Statements and the 1998 Business Consolidated Financial Statements or specifically disclosed in the notes thereto. Since December 31, 1998, none of the Target Group Companies has incurred any Liability (including
Debt) except (i) trade payables incurred in the ordinary course consistent with past practice, (ii) short-term Debt to finance working capital requirements in the ordinary course consistent with past practice, (iii) Liabilities in respect of capital investments comprised in the investment plan set forth in Schedule 2.6(c) (part 1) hereto, (iv) Liabilities in respect of other capital investments that do not exceed $80,000 each or $1 million in the aggregate, and (v) other Liabilities set forth in Schedule 2.6(c) part (2) hereto.

                  (d) Except as disclosed in Schedule 2.6(d) hereto, since December 31, 1998, each of the Target Group Companies has conducted its businesses only in the ordinary and usual course of business consistent with past practice, and has not taken any of the actions described in subparagraphs
(a) through (n) of Section 4.1 of this Agreement. Except as disclosed in the 1999 Accounts, since December 31, 1998 up to the date of this Agreement no

Target Group Company has undergone or suffered any change in its condition (financial or otherwise), properties, operations or prospects which has been, in any case or in the aggregate, materially adverse.

                  (e) All notes and accounts receivable shown on the 1998 Financial Statements and the 1998 Business Consolidated Financial Statements or acquired by the Target Group Companies subsequent to the date of such Statements, except to the extent thereafter collected in the ordinary course of business, are bona fide accounts receivable created in the ordinary course of business and have been collected or are collectible in amounts not less than the aggregate amount thereof carried on the books of the Target Group Companies, net of any reserves for bad accounts specifically set forth in the 1998 Financial Statements and the 1998 Business Consolidated Financial Statements.

                  (f) The inventory appearing in the 1998 Financial Statements and the 1998 Business Consolidated Financial Statements has been properly valued. Such inventory of semi-finished and finished products reflected in the 1998 Financial Statements and the 1998 Business Consolidated Financial
Statements, except for obsolete or unusable items that have been properly written down, is of good and salable quality. The Target Group Companies maintain raw materials, semi-finished and finished products inventory in quantities that are sufficient to meet the day-to-day requirements, and do not exceed the reasonably foreseeable requirements, of each of the Target Group Companies and their customers.

                  (g) Schedule 2.6(g) sets forth a complete and accurate accounting of all Debt owed to the Sellers and their Affiliates, indicating in each case (A) the amount owed and (B) the entity to whom it is owed.

                  2.7 Consents. Except for the antitrust filings and consents specifically referred to in Section 6.1(e)(i) and 6.1(e)(ii), no Consent of or by, or filing with, any other person is required to be made or obtained by the Sellers or any of the Target Group Companies in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

                  2.8 Actions and Proceedings. Except as set forth on Schedule 2.8, there is no action, suit, claim or legal, administrative, arbitration, alternative dispute resolution or other proceeding or investigation (each, a "Proceeding" and collectively, "Proceedings") (in each case, whether or not the defense thereof or Liability in respect thereof is covered by policies of insurance) pending or, to the best knowledge of the Sellers, threatened, to which any of the Target Group Companies is, or may become, a party, nor any Judgment outstanding against any of the Target Group Companies, which, if determined adversely, would have a Material Adverse Effect. No Proceeding is pending or, to the best knowledge of the Sellers, threatened, to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or any of the transactions contemplated hereby. Notwithstanding the lack of any risk provision or other disclosure in the Target Company Financial Statements for WSC, Sellers shall not be liable for any Damages of Purchasers hereunder relating to such Proceedings.

                  2.9 Taxes and Tax Returns. (a) Each of the Target Group Companies has filed and will file on a timely basis all Tax Returns required to be filed by them prior to the Closing and have timely given and delivered or will timely give and deliver all notices, accounts and information required to be given by them in respect of Taxes for which any of the Target Group Companies may be liable. All information provided in such returns, reports, notices, accounts and information was or will be, when filed or given, complete and accurate. All Taxes required to be paid by any of the Target Group Companies that were due and payable prior to the date hereof or the Closing Date have been or will be paid. Adequate reserves or provisions in accordance with local GAAP consistently applied have been made in the 1998 Financial Statements for the payment of all Taxes for which the Target Group Companies may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

                  (b) Except for an IRS audit of WSC scheduled to begin in June 1999, there are no pending or, to the best knowledge of the Sellers, threatened audits or investigations relating to any Taxes for which any of the Target Group Companies may become (directly or indirectly) liable. No deficiencies for any Taxes have been proposed, asserted or assessed against any of the Target Group Companies and no state of facts exists or has existed that would constitute grounds for the assessment of a Tax liability against any of the Target Group Companies. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which any of the Target Group Companies may become liable and no requests for any such agreements are pending.

                  (c) Each of the Target Group Companies has withheld, and until the Closing will withhold, from its employees, and timely paid, or will timely pay, to the appropriate authority proper and accurate amounts for all periods through the date hereof and through the Closing Date in compliance with all Tax withholding provisions of all applicable Laws.

                  (d) The Sellers have furnished or made available to Purchasers complete and accurate copies of all returns and reports of all Taxes filed by any of the Target Group Companies with respect to the tax year beginning January 1, 1994 and all subsequent tax years.

                  (e) None of the Target Group Companies (i) has elected or will elect, or has otherwise been granted, any preferential tax treatment or made any sort of commitment vis-a-vis any Tax authorities (whether in connection with a reorganization or otherwise), (ii) is or will become a party to any tax sharing agreement, or (iii) has agreed or will agree to assume any Tax liability of any other person..

                  (f) Except for the pending application filed with the German tax authorities relating to the transfer of 94% of the ownership interests in Geschmay GmbH (including WSC and its other Subsidiaries), there are now, and at Closing will be, no tax elections made by any Target Group Company in effect, or outstanding tax rulings or ruling requests applicable to any Target Group Company.

                  (g) According to Laws currently in effect, neither the purchase of the Shares by the Purchasers nor the CR Shares by the purchaser in the CR Agreement will reduce or eliminate any tax benefit derived by, or subsidy granted to, any of the Target Group Companies; provided that the purchaser in the CR Agreement is not an Affiliate of Albany.

                  (h) The relevant Target Group Company is the owner for tax purposes of all assets reflected in the Target Financial Statements; except for
(i) assets being leased pursuant to finance leases disclosed in the list referred to in Section 2.13(a) hereof, and (ii) as of the Closing Date, for any Excluded Assets divested prior to the Closing Date pursuant to Section 5.9 hereof.

                  (i) None of the Target Group Companies has been at any time within the past five years, and will not be prior to the Closing Date, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code.

                  (j) None of the Target Group Companies has participated in, and prior to the Closing Date none of the Target Group Companies will participate in, an international boycott within the meaning of section 999 of the Code.

                  (k) All intercompany sales between Target Group Companies since January 1, 1998 have been and will be on terms that were at "arm's length" under applicable Law in the relevant jurisdictions.

                  (l) All write downs of the tax basis (Teilwertabschreibungen) on any assets of WFG stated in the 1998 Financial Statements have been made in accordance with applicable Law.

                  2.10 Title to Property;  Condition;  Sufficiency. (a) Schedule
2.10 hereto sets forth a true and complete description of each parcel of real property used by any Target Group Company in the Business ("Real Estate"). As of the date of this Agreement, the Target Group Companies have (i) full title and ownership to all Real Estate listed on Schedule 2.10 as owned, free and clear of all Liens other than Permitted Encumbrances and (ii) valid and enforceable rights as Lessee, sufficient to enable such Target Group Company to conduct its Business as conducted during the period from January 1, 1998 to the date hereof, with respect to each parcel listed on Schedule 2.10 as leased. Schedule 2.10 lists all leases to which any portion of the Real Estate is subject, and true and correct copies of such leases have been provided to the Purchaser. Neither the Target Group Company that is Lessee under any such lease, nor (to the best knowledge of the Sellers) the Lessor thereunder is in default of any such lease. As of the Closing Date, the foregoing representations will continue to be true, except to the extent provided in Section 5.9 hereof with respect to the Excluded Assets.

                  (b) As of the date of this Agreement, the Target Group Companies have good title to all assets (other than Real Estate) purported to be owned by them and reflected in the 1998 Financial Statements, free and clear of all Liens and other adverse interests other than Permitted Encumbrances or rights of lessors under finance leases disclosed in the list referred to in
Section 2.13(a) hereof. As of the Closing Date, the Target Group Companies will have good title to all such assets, except for any Excluded Assets divested prior to the Closing Date pursuant to Section 5.9 hereof, free and clear of all Liens other than Permitted Encumbrances.

                  (c) The properties and other assets to be owned or leased (including, without limitation, the properties subject to the Marghera Lease, the Lodi1 Lease and the other leased properties described in Schedule 2.10) by the Target Group Companies on the Closing Date constitute all properties and other assets employed in, or necessary for the conduct of, the Business. None of the Excluded Assets (other than the real property subject to the Marghera and Lodi1 Leases) is currently employed in, or necessary for the conduct of, the Business.

                  (d) The sales, service, technical, administrative and other employees of the Target Group Companies (excluding the employees listed in Schedule 5.5) are all of the employees necessary to continue to operate the Business in the manner in which it has been conducted since January 1, 1998; except for such employees who have left the Target Group Companies due to retirement or otherwise in the ordinary course.

                  (e) Since September 1, 1998, none of the real or personal property of the Target Group Companies has suffered any material damage or loss as a result of fire, explosion, earthquake, flood, windstorm, riot or other casualty or act of God, or of any taking by any governmental authority, that has not been remedied.

                  2.11 Intellectual Property. (a) The conduct of the business of each of the Target Group Companies, as conducted during the period from January 1, 1998 to the time of the Closing, does not infringe any patent, trademark, tradename, copyright or other intellectual property right of any other person (except Albany and its Affiliates) or depend in any material respect upon any patent, trademark, tradename, copyright or other intellectual property right that is held by any Seller, by any Affiliate of any Seller or any of the Target Group Companies, or by any person or entity other than a Target Group Company. The Sellers are, to the best of their knowledge, not aware of any such infringement of any patent, trademark, etc. of Albany or its Affiliates. Except to the extent provided in the WSC Auction Agreement or in Schedule 2.11, immediately after the Closing, the Target Group Companies will have all such patent, trademark, tradename, copyright and other intellectual property rights as are required to conduct their respective businesses as conducted during the period from January 1, 1998 to the time of the Closing, without infringement of the rights of others.

                  (b) To the best knowledge of the Sellers, except to the extent disclosed in the disclosure of the Asten litigation in Schedule 2.8, no person or entity is infringing the rights of any Target Group Company with respect to such the Trademarks or any patent that any Target Group Company purports to hold.

                  2.12 Compliance with Legal Requirements. (a) Except for such minor breaches which in the aggregate have not had, and will not have, a Material Adverse Effect, the Target Group Companies are currently conducting, and have in the past conducted, and until Closing will conduct, their respective businesses in compliance with all applicable Laws, Judgments and Permits.

                  (b) The Target Group Companies possess, and upon consummation of the transactions contemplated hereby will continue to possess, all significant Permits necessary to conduct their respective operations as they are currently being conducted and all such Permits will be in full force and effect at Closing. No proceeding to modify, suspend, terminate or otherwise limit any such Permit is pending or, to the best knowledge of the Sellers, threatened.

                  (c) Since January 1, 1998, none of the Target Group Companies has received any notice in any form (including any citations, notices of violations, complaints, consent orders or inspection reports) which would indicate that any of such persons was not at the time of such notice or is not currently in compliance with all such applicable Laws, Judgments and Permits; except for such notices relating to minor instances of non-compliance that will not, in the aggregate, have a Material Adverse Effect.

                  2.13 Outstanding Commitments. (a) Sellers have heretofore delivered and verified to Albany an accurate and complete list of each Contract to which any of the Target Group Companies is a party or by which any of its assets or operations are bound or affected and which (i) is a Contract that involves the obligation (including contingent obligations) by or to any of the Target Group Companies to pay amounts in excess of $200,000 in the aggregate, or $80,000 in any year (including Contracts involving lesser amounts that, when aggregated with obligations in Contracts with the same party or parties, exceed such amounts) (except for Employment Agreements or agreements with sales agents, suppliers, distributors or customers, or Contracts for the supply of energy, cleaning services, canteen services or credit lines), (ii) are Contracts with terms exceeding one year or are unlimited and which may not be terminated by the relevant Target Group Company on less than six (6) months' notice without payment of any penalty (except for Employment Agreements or agreements with sales agents, distributors or customers), (iii) are Contracts under whose terms one or more of the Target Group Companies is bound to refrain from carrying out or to restrict certain activities, or to refrain from competing with any third party, (iv) are Contracts with the Sellers or any Affiliate of any Seller (except for Employment Agreements, the Visibilia Services Agreement, the Visibilia Lease and the Contracts described in Schedule 2.6(g)), or (v) were not entered into in the ordinary course of business of the Target Group Companies. To the extent that such list refers to a copy of a Contract being provided, such copies are true and complete.

                  (b) All Contracts listed on the list referred to in Section 2.13(a) or material to the Business are valid and binding agreements enforceable by one or more of the Target Group Companies in accordance with their respective terms and none of the Target Group Companies is in default under any of such Contracts. To the best knowledge of the Sellers, no other party to any of such Contracts is in default thereunder nor does there exist any event or condition, which upon the giving of notice or the lapse of time or both, would constitute a default or event of default thereunder. There are no Contracts not listed on the list referred to in Section 2.13(a) that reasonably could be expected to have a Material Adverse Effect.

                  (c) None of the Contracts to which any Target Group Company is a party or a beneficiary violates any provision of any applicable Law or Judgment. All Contracts between any Target Group Company, on the one hand, and its suppliers of goods or services, customers, distributors, sales agents or licensees, on the other hand, have been concluded under fair market conditions, in accordance with past practice or on terms that are consistent with current commercial practice in the industry. No Contract with a sales agent or distributor contains commission or other terms that are significantly more favorable to such agent or distributor than current commercial practice in the industry. Schedule 2.13(c) sets forth, by Target Group Company, the amounts of Debt outstanding under (1) short-term credit lines, (2) long-term loans, (3) financial lease Contracts and (4) obligations to the Sellers. Such list also sets forth, in each case, the applicable interest rate, or, in the case of Debt owed under more than one facility presented on a single line, a reasonable approximation of the average of such rates, termination date and material prepayment restrictions relating to each such obligation.

                  2.14 Employment Matters. (a) No Target Group Company has any obligation to any employee other than under an Employment Agreement, applicable Law or collective bargaining agreements between a Target Group Company and its employees or of national application. Sellers have heretofore delivered and verified to Albany true and complete copies of all national or company-specific collective bargaining agreements relating to FV.

                  (b) No Target Group Company has concluded any exceptional agreement with employee representatives or has any obligation to employee representatives which exceed those provided for by Law or applicable collective bargaining agreements.

                  (c) No Target Group Company has any profit-sharing, company savings or incentive compensation scheme, except for such schemes as (i) may be terminated upon not more than six months without penalty or (ii) are mandated by Law.

                  (d) No Target Group Company has any retirement or health insurance plan pursuant to which any employee is entitled to receive advantages in addition to those contemplated by Law or applicable Company collective bargaining agreements or any regional, local or individual company or establishment practices which provide for advantages for any employee which exceed those provided for by Law or applicable collective bargaining agreements; except for (1) retirement rights of certain employees of WFG contained in their Employment Agreements, (2) retirement, severance, health insurance or other benefits described in the WSC employee policies and handbook (copies of which have been provided to Albany), (3) supplemental retirement benefits provided to "Quadri" employees of FV as described in Schedule 2.14(d), or (4) other retirement or health insurance plans, copies of which have been delivered and verified by the Sellers.

                  (e)  The  Target  Group   Companies   have  in  the  aggregate
approximately 1,500 employees.

                  (f) No Target Group Company has entered into an Employment Agreement other than in the ordinary course.

                  (g) There is no Employment Agreement currently in effect, and on the Closing Date there will be no Employment Agreement in effect, with any officer, manager or management employee of any Target Group Company that provides salary, bonus, severance, termination or other compensation on terms that are significantly more favorable than those to which such officer or employee was entitled during 1998; except in cases involving a significant increase in responsibilities or new hires. No Employment Agreement provides for payments measured by the value of any equity security of or interest in any of the Target Group Companies. Except as disclosed in Schedule 2.4 hereto, no Employment Agreement provides for payments in connection with any change in control of any of the Target Group Companies and no amount will become due to any employee, consultant or director of any of the Target Group Companies solely as a result of the transactions contemplated by this Agreement.

                  (h) Each of the Target Group Companies is now and has in the past been in compliance with all provisions of applicable labor and social security Laws (including, where applicable, with respect to works councils), collective bargaining agreements and Employment Agreements and all payments due thereunder from each of the Target Group Companies have been made when due and all Liabilities of any of the Target Group Companies in respect thereof which have not been paid have been recorded on the books of such company and reflected in the 1998 Financial Statements and the 1998 Business Consolidated Financial Statements.

                  (i) Since January 1, 1996 there have not occurred any strikes, slow downs, work stoppages or other similar labor actions by any group of employees of the Target Group Companies except for such strikes, etc. as did not have a Material Adverse Effect. No Proceeding arising out of any labor grievance under any Law, collective bargaining agreement or any Employment Contract is pending or, to the best knowledge of the Sellers, threatened which could reasonably be expected to result in Damages in excess of $30,000.

                  (j) Except for an early retirement program initiated at WSC in 1998 (for which proper charges and accruals were made in the 1998 Financial Statements), none of the Target Group Companies has made any commitment to any public agency, labor organization, employees' representatives or any other party, relating to (i) the number of its employees or agents, (ii) future collective dismissals relating to the Business or (iii) levels of salary, bonus, severance, termination compensation or other compensation.

                  (k) Except to the extent provided under the TT Supply Agreement, none of the Target Group Companies and, to the best knowledge of the Sellers, no director, employee or agent of any Target Group Company has any material direct or indirect financial interest in any competitor or any material supplier or customer of the Business, except for ownership of less than one percent of any class of publicly traded securities of any such competitor, supplier or customer whose securities are listed on any securities exchange.

                  (l) No employees of a Target Group Company has notified any of the Target Group Companies that it does not intend to continue his or its relationship with such Target Group Company following the completion of the transactions contemplated hereby on the terms of the applicable collective bargaining agreements and the Employment Agreements as currently in effect, and none of the Target Group Companies has reason to believe that the Purchaser will not be able to continue such relationships with such persons after the Closing. None of the senior executives or management staff of any of the Target Group Companies who are in office as of the date of this Agreement has resigned, or made known his or her intention to resign, within the three months preceding such date; except for (1) Carlo Belletti, former general manager of NTI, (2) Giancarlo Micucci, domestic sales manager for FV, who will retire as of 1 August 1999, and (3) Rolando Nicolai, former head of bookkeeping at FV, who will retire in July 1999.

                  (m) None of the Target Group Companies is the subject of any proceedings initiated by Government authorities responsible for workers' health and safety ("Inspection du Travail") for failure to comply with any applicable Law or order. The Sellers have ensured that all procedures relating to consultation of workers' committees or similar organs have been complied with in a timely fashion. Any information provided to said workers' committees or organs concerning the Purchaser and its plans for the Target Group Companies has received the prior written approval of the Purchaser.

                  (n) WSC does not have any liability, including any contingent liability, under Title IV of ERISA. Neither WSC nor any person with whom WSC would be jointly and severally liable under Title IV of ERISA maintains any plan subject to Title IV of ERISA.

                  (o) All Liabilities of the Target Group Companies, including contingent liabilities and taxes, penalties or other similar liabilities, under or related to any Plan are fully reflected on the 1998 Financial Statements of the respective Target Group Companies. Each WSC Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such plan is qualified and that its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption. There are no actions, suits, claims or governmental investigations, inquiries or audits pending (other than routine claims for benefits) or, to the best knowledge of the Sellers, threatened with respect to any Plan. With respect to each Plan, the relevant Target Group Company has complied with, and each Plan conforms in form and operation to, all applicable Laws, domestic or foreign, including, but not limited to, ERISA and the Code (where applicable), in all material respects.

                  (p) All pension Liabilities of the Target Group Companies have been calculated in a manner that establishes the true aggregate liability therefor, and all accruals in respect of pension Liabilities reflect the true aggregate liability therefor, and are reflected in the 1998 Financial Statements. No Target Group Company which maintains a pension fund is or will at any time be liable for pension Liabilities which the assets of such pension fund are insufficient to cover.

                  (q) The consummation of the transactions contemplated hereby, either alone or in combination with another event, will not (i) entitle any employee or former employee of any Target Group Company or any group of such employees to any payment, (ii) increase the amount of compensation due to any such employee or (iii) accelerate the time of vesting of any compensation, stock incentive or other economic benefit.

                  (r) No Target Group Company has announced any plan of general applicability or commitment, whether or not legally binding, to create any additional Plans of general applicability, or to amend or modify any existing Plan of general applicability.

                  2.15 Environmental,  Health and Safety. (a) Each of the Target
Group Companies has obtained and been, and until Closing will be, in compliance with all terms and conditions of all Permits which are required under, and has complied and will comply with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Laws and Judgments relating to public health and safety, worker health and safety, and pollution or protection of the environment, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the testing, characterization, classification, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, except for minor instances of non-compliance that will not, in the aggregate, have a Material Adverse Effect. All such Permits are valid and in full force and effect for the conduct of the businesses of each of the Target Group Companies as such businesses are presently conducted, and where applicable, timely renewal applications have been submitted for all such Permits. No Proceeding has been filed or commenced against any of the Companies alleging any failure to comply with any such Laws, Judgments or Permits.

                  (b) Except as set forth in Schedule 2.15(b), none of the Target Group Companies has any Liability (and there is no past or present fact, status, condition, activity, occurrence, action or failure to act related to the past or present operations, properties or facilities of any of the Target Group Companies that forms or reasonably could form the basis for the imposition of any Liability) (i) under any Law relating to protection of human health or safety or concerning employee or worker health and safety or relating generally to the environment, (ii) for damage to any site, location, natural resources or body of water (surface or subsurface) or for failure to report or clean up any discharges of any substance, or (iii) for any illness of or personal injury to any of its employees or any third party; except for Liabilities that would not, in the aggregate, have a Material Adverse Effect.

                  (c) To the best knowledge of the Sellers, WSC has not received notice from any Person of any actual or potential Liability with respect to (i) the investigation, reporting or remediation of any release or disposal of Hazardous Materials, or (ii) the use, storage, treatment, transportation or disposal of Hazardous Material.

                  2.16 Insurance. The Target Group Companies maintain, have maintained, and will until Closing maintain, insurance with respect to their property, assets and operations, and with respect to liability for bodily injury, death or property damage suffered by others by reason of their operations or on or about any of their premises, with reputable companies in such amounts and covering such risks as are customarily insured against by companies similarly situated. All such policies, binders and Contracts of insurance, including those listed on Schedule 2.16, are and will be in full force and effect in accordance with their respective terms and will not be terminated as a consequence of the Closing. The Sellers have provided the Purchasers with copies of all policies, etc., listed on Schedule 2.16. None of the Target Group Companies has received any notice that it is in default with respect to any provision of any such policies, binders and Contracts. None of the Target Group Companies has provided inaccurate, incomplete or misleading information in connection with any such policies, binders and Contracts or failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such policies, binders or Contracts so as to jeopardize full recovery thereunder.

                  2.17 Bank Accounts and Signature Powers. Sellers will provide within 30 days of the date of this Agreement a complete list and a brief description of (a) all checking, custody or other accounts with a financial institution of any kind, and any safe deposit box or similar custodial arrangement, in the name of a Target Group Company, or with respect to which a Target Group Company has any right, with the names of those persons authorized to access or direct matters with respect to such accounts, boxes or other arrangements, and (b) all delegations of powers granted by the Target Group
Companies for purposes other than the direction of accounts, boxes or other arrangements described in the preceding sentence, with details of powers delegated and the posts occupied by the beneficiaries.

                  2.18 Year 2000 Compliance. All Date Data and Date-Sensitive Systems of the Target Group Companies which are material to the operation of the Business are, or at Closing will be, Year 2000 Compliant. To the best knowledge of the Target Group Companies, the ability of the Target Group Companies' product and service suppliers, customers and others with which it does business to identify and resolve their Year 2000 issues will not have a Material Adverse Effect.

                  2.19 Disclosure. No representation or warranty by the Sellers in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Purchasers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact. The Sellers have not willfully omitted and will not willfully omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading.

                  2.20 WSC.  Geschmay  GmbH  (including,  for  purposes  of this
Section 2.20, GB as assignee of Geschmay GmbH under the WSC Auction Agreement) has paid for the B shares (as defined in the WSC Auction Agreement) and is the valid owner thereof, free and clear of any Liens. Neither Geschmay GmbH nor GB has defaulted on any of its obligations under the WSC Auction Agreement. Except as provided in the WSC Auction Agreement and the related supply agreement and guarantee (copies of which have been delivered and verified by the Sellers), no Target Group Company has any continuing obligations to the former shareholders (other than the Sellers) of WSC. To the best knowledge of the Sellers, no other party to the WSC Auction Agreement is in default thereof. The WSC Auction Agreement has not been amended or modified, and no rights of Geschmay GmbH or GB thereunder have been waived, except to the extent described in the written summary referred to in Section 2.11.

                  2.21 No Other Warranties. The Sellers make no representations or warranties relating to the Business, either express or implied, other than as set forth in this Agreement or in a Schedule or document required to be delivered pursuant to this Agreement.

                  2.22 Any fact specifically disclosed by Seller in this Agreement or any Schedule or Exhibit hereto or any document specifically required to be disclosed hereunder shall be deemed to be disclosed to the Purchasers for purposes of any other such Schedule or document.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  Purchasers hereby represent and warrant to the Sellers as follows:

                  3.1 Organization; Authority and Enforceability. Purchasers are corporations validly existing under the laws of their jurisdiction of incorporation. Purchasers have the corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Purchasers and no other corporate proceeding on the part of Purchasers is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by Purchasers and constitutes a legal, valid and binding obligation of Purchasers, enforceable against them in accordance with its terms.

                  3.2 No Breach. Neither the execution of this Agreement nor the performance by Purchasers of their obligations hereunder nor the consummation of the transactions contemplated hereby does or will: (i) conflict with or violate any provision of the constitutive documents of Purchasers, (ii) except for loan agreements and other borrowing arrangements, violate, conflict with or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or any Permits to which Purchasers are a party or by which Purchasers or their securities, properties or businesses are bound, or (iii) constitute a violation by Purchasers of any Laws or Judgments, other than any violation, conflict, breach or default that would not prevent Purchasers from consummating the transactions contemplated hereby or otherwise performing their obligations hereunder.

                  3.3 Consents. Except for the approvals of antitrust authorities described in Section 6.1(e)(i) and 6.1(e)(ii) hereof, no Consent is required to be made or obtained by Purchasers in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

                  3.4 Brokers. No Purchaser or Affiliate of any Purchaser or any person acting for or on behalf of any of the foregoing has taken any action that would obligate the Sellers to anyone acting as a broker, finder, financial advisor or in any similar capacity in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                            COVENANTS OF THE SELLERS

                  4.1 Ordinary Course of Business. During the period from the date of this Agreement to the Closing, except as specifically provided in this Agreement or as otherwise consented to in writing by Purchasers, the Sellers will cause each of the Target Group Companies to:

                  (a) carry on the Business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with the Business, use all reasonable efforts to preserve intact their present business organization, keep available the services of their present employees and preserve their relationships with clients, suppliers, customers, distributors and others having business dealings with them, maintain all assets other than those disposed of in the ordinary course of business in good repair and condition, maintain all policies of insurance on current terms, maintain their books of account and records in the usual, regular and ordinary manner, and preserve their good will and ongoing business;

                  (b) promptly advise Purchasers in writing of any change in their condition (financial or otherwise), properties, liabilities, operations or prospects which has had or may reasonably be expected to have a Material Adverse Effect;

                  (c)      not amend any of their constitutive documents;

                  (d) not acquire, by merger, consolidation, purchase of stock or assets or otherwise, any corporation, partnership, association or other business organization or division thereof;

                  (e) not alter their outstanding capital stock or equity interests or declare, set aside, make or pay any dividend or other distribution of any kind (whether direct or indirect) in respect of their capital stock or equity interests (in cash or otherwise), or purchase or redeem any shares of their capital stock or equity interests;

                  (f) not issue or sell (or agree to issue or sell) any of their capital stock or equity interests or any options, warrants or other rights to purchase any such stock or interests or any securities convertible into or exchangeable for such stock or interests;

                  (g) not incur any additional Debt (except for short-term borrowings to finance working capital requirements in the ordinary course consistent with past practice), or vary the terms of any existing Debt (except for short-term borrowings to finance working capital requirements in the ordinary course consistent with past practice), or otherwise become liable for any Liabilities of any third party;

                  (h) not mortgage, pledge or subject to any Lien, any of their properties;

                  (i) not discharge or satisfy any material Lien or pay or satisfy any material contingent obligation or compromise, settle or otherwise adjust any material claim or litigation;

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


                  (j) not acquire or dispose of any substantial assets or rights (except to the extent provided in Section 5.9 hereof with respect to the Excluded Assets) or enter into any Employment Agreement, other than in the ordinary course of business; or enter into any material Contract; or enter into any new transactions that would give rise to the payment of any commission or other amount to any Seller or Affiliate, pursuant to any Contract described in
Section 4.3(b), otherwise than consistent with past practice;

                  (k) not make any change in their accounting procedures or practices;

                  (l) not grant to any director, officer, manager, consultant or employee any significant increase or modification of compensation or benefits, or any severance or termination pay, other than as required Law or by existing collective bargaining agreements, or make any loan to any such person, or enter into any agreement or arrangement with any such person that extends past the Closing;

                  (m) not adopt, enter into, amend in any material respect, announce any intention to adopt or terminate, any collective bargaining agreements or other employee benefit plan, program or arrangement, in each case of general applicability;

                  (n) not enter into any transaction with any Seller or any Affiliate of any Seller (except to the extent provided in Section 5.9 hereof with respect to the Excluded Assets); and

                  (o) not agree to take any of the actions set forth in the foregoing subparagraphs (c) through (n).

Albany agrees to use its best efforts to respond to any request for consent to any action described above within 48 hours of receipt. Failure timely to respond shall be deemed a lack of consent. Sellers shall not be liable hereunder due to failure to take any such requested action for which consent has not been granted.

                  4.2 Inspections. During the period from the date of this Agreement to the Closing, the Sellers shall permit, or shall cause their Affiliates (including the Target Group Companies) to permit, Purchasers and their representatives (including Purchasers' Accountants) full access to all facilities, properties, assets and operations of the Target Group Companies, and all books and records of the Sellers or the Target Group Companies pertaining thereto, and shall arrange for Purchasers and such representatives to discuss with appropriate employees and representatives of the Sellers and the Target Group Companies such matters related to the transactions contemplated herein as Purchasers may reasonably request, including, without limitation, the Target Financial Statements and the 1998 Business Consolidated Financial Statements. Sellers shall not be obligated to provide access to customer-specific product and technical specifications or data (including design applications and felt calculation) in any format. Such investigations shall be conducted pursuant to the guidelines set forth in Schedule 4.2 hereto. Albany shall notify Sellers' Representative promptly after it becomes aware of any material denial of access or assistance required hereunder.

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


                  4.3 Cancellation of Related Party Contracts. (a) On or prior to the Closing Date, all amounts owed to any Target Group Company by (i) the Sellers, (ii) any past or present stockholder of any Seller or any Target Group Company, (iii) any director, officer or employee of the Seller, (iv) any past or present director or officer (except loans to current employees of the Target Group Companies who are not Affiliates of any Seller, not exceeding $250,000 in the aggregate) of any Target Group Company, or (v) any Affiliate or relative of any of the foregoing shall have been paid in full (with any accrued interest). A list of such obligations, with the identities of the obligors and obligees, is set forth in Schedule 4.3(a) hereto.

                  (b) On or prior to the Closing Date, the Sellers shall terminate or procure the termination, without any penalty or payment by, or Liability to, the Target Group Companies, of all Contracts (including, without limitation, Employment Agreements) between any Seller or any Affiliate of any Seller, on the one hand, and the Target Group Company, on the other hand except for (i) the Marghera Lease, (ii) the Lodi1 Lease, (iii) the TT Supply Agreement,
(iv) the Visibilia Services Agreement and (v) the Visibilia Lease. A list of these Contracts, with the identity of the parties thereto, is set forth in
Schedule 4.3(b) hereto.

                  4.4  Non-Competition  Agreement.  (a)  The  Sellers  and  each shareholder of the Sellers that will be a party to the Key Person Non-Competition Agreement (each, a "Covered Person") hereby agrees not to engage in any aspect of Company Business, during a period beginning on the Closing Date and ending on the fifth anniversary thereof.

                  (b) A Covered Person shall be deemed to be engaging in Company Business if he or she:

                  (A) directly or indirectly, whether or not for compensation, participates in the ownership, management, operation or control of any Competing Firm, or as an investor contributes to the capital of any Competing Firm through loans, purchases of stock or otherwise in amounts constituting more than 1% of the capital of such firm, or is employed by or performs consulting services for any Competing Firm;

                  (B) directly or indirectly solicits any customer of any of the Target Group Companies or any person who was a prospective customer of any of the Target Group Companies, with a view to inducing such customer or prospective customer to enter into an agreement or otherwise do business with any Competing Firm with respect to Company Business;

                  (C) directly or indirectly solicits any person or entity with a view to inducing such person or entity to enter into an agreement or otherwise do business with a Competing Firm with respect to Company Business;

                  (D) releases any customer or prospect lists of any of the Target Group Companies, any design specifications or any other documents proprietary to any of the Target Group Companies; or

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


                  (E) makes an unsolicited offer of employment to any person who is or was at any time after January 1, 1999 an employee of any Target Group Company (except for an employee listed in Schedule 5.5 hereof), any Purchaser or any Affiliate of any Purchaser or Target Group Company, or attempts to induce any such employee to leave the employ of any Target Group Company, any Purchaser or any Affiliate.

                  (c) Each of the covenants contained in this Section 4.4 shall be construed as a separate covenant, and the covenant contained in sub-paragraph
(b)(C) above, as it relates to any geographic area, shall be construed as a separate covenant for each such geographic area; and if, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants of this Section 4.4, then such unenforceable covenant shall be deemed eliminated from this Section 4.4 for the purpose of such proceeding or any other judicial proceeding to the extent necessary to permit the remaining separate covenants to be enforced.

                  (d) The restrictions in this Section 4.4 shall be in addition to any restrictions imposed on any Covered Person under the laws of any jurisdiction.

                  (e) Because the remedy at law for any breach of the provisions of this Section 4.4 would be inadequate, the Covered Persons consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that any breach or threatened breach of such provisions may be effectively restrained.

                  4.5 Antitrust Filings. Sellers undertake as promptly as practicable to make any required antitrust filings, at Purchaser's expense, subject to any required cooperation of the Purchasers.

                  4.6 MIF1. Notwithstanding any obligations of GB or any other Affiliates of MIF1 provided for herein, MIF1 shall remain liable for all obligations of the Sellers hereunder.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

                  5.1 Further Actions. (a) Subject to the terms and conditions contemplated herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Subject to the terms and conditions herein provided, the Sellers and Purchasers will, and will cause each of their respective Affiliates to, use their commercially reasonable best efforts (i) to obtain all Consents or Permits necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, and (ii) to cause each of the conditions precedent to their respective obligations contemplated in Article VI to be satisfied. Notwithstanding the foregoing, none of such persons shall be under any obligation to (1) pay money to any third party (other than fees imposed by law to obtain Consents or Permits) or (2) to agree with any applicable regulatory authority to divest any assets of Albany or any Target Group Company or refrain from any lawful activity currently conducted by Albany or any Target Group

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

Company; in each case, as a condition to receiving any such Consents or Permits. In case at any time after the Closing any further action is necessary or desirable to carry out its respective obligations under this Agreement, the Sellers or the proper representative of Purchasers, as the case may be, shall take or cause to be taken all such necessary action.

                  (b) The Sellers shall ensure that each workers' committee, if any, of the Target Group Companies shall, if required by Law or Contract, be informed of and consulted in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. All information provided to such workers' committees concerning Purchasers and their plans for the Target Group Companies shall have been approved in writing in advance by Purchasers.

                  5.2 Certain Notifications. At all times prior to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event, action or omission which will or may result in the failure of any of the conditions contained in Article VI to be satisfied. In the event that any such potential failure of a condition would be as a result of a breach of the other party of which the notifying party is aware, such notice shall provide such reasonable detail of such breach as the notifying party has knowledge.

5.3 "Geschmay" Tradename. Purchasers and Sellers agree that neither WFG nor any Purchaser or Affiliate of any Purchaser shall have any right to hold or use the "Geschmay" name for any commercial purpose other than Company Business. Purchasers agree to cause WFG to assign to MIF1 or an entity designated by MIF1, on December 31, 2009, without any further consideration, all of WFG's rights to hold and use the "Geschmay" tradename or trademark for use in Company Business or any commercial purpose whatsoever. Albany agrees to cause WFG to exercise such diligence and care to protect the "Geschmay" tradename against unauthorized use by third parties in the Company Business as Albany would exercise to protect its own tradenames and trademarks. Sellers covenant that they will refrain from use of the Geschmay name in Company Business until December 31, 2019.

5.4 Acquisition Planning. The parties agree to use their best efforts to provide mutual assistance on pre-acquisition planning. The parties agree to take such steps before or after the Closing as either Party shall reasonably request in order to optimize the structure of the Target Group Companies and the acquisition. Each party agrees to reimburse the other for all costs and expenses directly incurred as a result of such requested steps.

                  5.5 Certain Employees. Schedule 5.5 lists the name and employer and title of certain employees who have been employed by one or more of the Target Group Companies. The employment of such employees shall be terminated at the end of the month following the month in which the Closing Date occurs. Sellers agree to indemnify the Purchasers against any Damages they may incur in connection with (i) the termination of all such employees in excess of $170,000 and (ii) any claims by such employees for any compensation, benefits, damages or amounts relating to any events, acts or conditions occurring prior to such termination, except for ordinary compensation and other benefits to which they will be entitled with respect to their employment by FV between the Closing Date and such termination. The balance sheet of FV as of December 31, 1998 properly

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

accrued the amount of this severance liability as of such date. All compensation or other costs of any Target Group Company relating to such employees for any period after such termination date shall be reimbursed by the Sellers upon request of the Purchasers. Purchasers' agree that they will not employ, directly or indirectly, or offer employment to any such employees for a period of five years from the Closing Date. Sellers agree to make available to FV such listed employees from time to time during the six-month period after the Closing Date to provide such information on the Business and Target Group Companies as Purchasers shall reasonably request.

                  5.6 Debt to Related Parties. Albany agrees to cause the Target Group Companies to repay in full all Debt on Schedule 2.6(g) on the Closing Date.

                  5.7 WSC Auction Agreement. Subject to the continued accuracy of the representations in Section 2.20 as of the Closing Date and the satisfaction of the closing conditions in Section 6.1 hereof, simultaneously with the purchase of the Shares by Purchasers: (a) Sellers agree to assign, and to cause Geschmay GmbH (including, for purposes of this Section 5.7, GB as assignee of Geschmay GmbH under the WSC Auction Agreement) to assign, all of their rights under the WSC Auction Agreement to Albany effective as of the Closing Date and (b) Albany agrees to assume all obligations of Sellers and Geschmay GmbH to the other parties under the WSC Auction Agreement as of the Closing Date. Albany agrees to indemnify the Sellers against any Damages they may incur as a result of any default by Albany of any assumed obligations under the WSC Auction Agreement. The Sellers agree to indemnify Albany against any Damages it may incur as a result of any default by Sellers or Geschmay GmbH of its obligations under the WSC Auction Agreement relating to events or conditions arising prior to the Closing Date. Sellers agree to provide prompt notice of such assignment as required pursuant to the terms of the WSC Auction Agreement.

                  5.8 Charitable Pledge. Albany agrees to cause WFG to honor all of its obligations under the Charitable Pledge.

                  5.9 Sale of Excluded Assets. (a) At any time and from time to time before the Closing Date, FV and WFG may sell to one or more parties any Excluded Assets (except for those described in Item 1(a) on Schedule 0.36).

                  (b) At any time prior to the Closing Sellers shall have the right to cause FV to enter into a contratto preliminare di vendita unilaterale whereby an Affiliate of the Sellers designated by them shall have the right to purchase and FV shall be under the obligation to sell the parcels of real property (including buildings thereon) described in Item 1(a) and, as the case may be, to transfer all rights and obligations for any such parcels held pursuant to finance leases described in Item 1(a) in Schedule 0.36 at the prices set forth in Schedule 0.36 for each such parcel of real estate; provided, that FV shall not be obliged to enter into any contratto definitivo pursuant to the contatto preliminare above prior to January 15, 2000. The contratto preliminare shall be filed with the competent Conservatorie Registri Immobiliari. After the Closing, Purchasers shall cause FV to fulfill its obligation to transfer the

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

same parcels of real property, as well as all rights and obligations under the finance leases, in accordance with terms and conditions of the contratto preliminare. The parties agree to cause the parties thereto to amend the Marghera Lease and the Lodi1 Lease (which shall nevertheless be entered into on the Closing Date) to: (A) postpone the commencement of the Lease term until the date on which such Excluded Assets are sold, (B) reset the expiration date to a date twelve years from the date of commencement, (C) delay the commencement of the first "Contractual Year" (as defined in each such Lease) until commencement of the lease term, and (D) make such other modifications to the extent necessary to give effect to the foregoing. Any such delay of the sale of such Excluded Assets shall have no effect whatsoever on Albany's obligation to pay the full amount of the Purchase Price for the Shares on the Closing Date in the manner specified in Section 1.3(a) hereof. Parties agree that from the date hereof until the transfer of the parcels of real property referred to above, FV shall not be entitled to any rent under the Visibilia Lease.

                  (c) All sales of Excluded Assets will be at prices not to exceed the sale prices indicated for each such item in Schedule 0.36 hereto. The parties agree that the Excluded Assets will be sold "as is, where is", and that neither FV, WFG nor Albany makes any representation or warranty with respect to the Excluded Assets, including, without limitation, any warranty of title or ownership, absence of Liens, or as to the condition, merchantability, absence of defects or fitness for any purpose of any Excluded Asset. The Parties agree that FV shall continue to honor its obligations (including payment obligations) under any finance lease contracts referred to in clause (b) above until such contracts have been transferred, at which time the purchaser thereof shall assume all such obligations. The Sellers agree to indemnify Albany and the Target Group Companies against any Damages arising as a result of any Claim of any third party relating to the Excluded Assets (including such financial lease arrangements). Albany agrees that any income taxes payable by FV or WFG as a result of the sales of Excluded Assets shall be borne by Albany and/or FV or WFG, as the case may be, and shall not give rise to any claim for Damages hereunder (except to the extent that such income taxes exceed US$1.8M in the aggregate).

                  5.10 Antitrust Filings. Albany undertakes as promptly as practicable to make any required antitrust filings, at Albany's expense, subject to any required cooperation of the Sellers.

                  5.11  Albany.   Notwithstanding   any  designation  of  Albany
Affiliates permitted pursuant to Section 1.1 hereof, Albany shall remain liable for all obligations of Purchasers hereunder.

                  5.12 Miscellaneous. (a) Albany agrees that, in the event of a termination of this Agreement pursuant to Article 8 hereof, it will return to the Sellers all copies of any documents delivered by the Sellers pursuant to this Agreement, except to the extent and for such time as may be required in order to finally resolve any pending claim or dispute of either party hereunder.

                   (b) Albany agrees that it will not (i) for a period of two years following any termination pursuant to Article 8, make an offer of employment to, or agree to employ, sales or service employees or production managers currently employed by any Target Group Company, except for employees that at the time of hiring have not been employed by any Target Group Company

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

for a period of one year, or (ii) for a period of three years following any termination pursuant to Article 8 hereof, directly or indirectly through an Affiliate, make an unsolicited offer of employment to any employee of any Target Group Company, or attempt to induce any such employee to leave the employ of any Target Group Company.

                  (c) Albany agrees that it shall cause FV, within 60 days after the Closing Date, to cause the discharge and cancellation of the mortgage identified in Schedule 0.62 hereof relating to the leased property under the Lodi1 Lease. All Liabilities secured by such mortgage as of December 31, 1998 were properly recorded as Debt in the 1998 Business Consolidated Financial Statements of FV.

                  (d) Albany agrees to take all reasonable steps (including the granting of a substitute guarantee) to cause Batimap to release MIF1 and Geschmay GmbH from the guarantees given by each of them relating to the obligations of COFPA under the lease identified in Item 5 of the list referred to in Section 2.13(a) hereto.

                  5.13 Release of Directors. Effective the Closing Date, Albany agrees that it will not thereafter assert against any current or former director of any Target Group Company, any claim arising out of any acts taken or not taken by such person in his or her capacity as a director of such Target Group Company. The foregoing notwithstanding, such waiver by Albany shall not apply to claims relating to (1) actions of deliberate dishonesty by such person, or (2) any personal financial gain by such person to which he or she was not legally entitled.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

                  6.1 Conditions Precedent to Obligations of Purchasers. The obligations of Albany to purchase the Shares, or cause such Shares to be purchased, at the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered to the Sellers' Representative):

                  (a) Each of the representations and warranties of the Sellers contained in Article II shall be accurate as of the date of this Agreement and as of the Closing Date as though restated on and as of such date (except in the case of any representation and warranty that by its terms is made as of a date specified therein, which shall be accurate as of such date); except for such inaccuracies as would not, in the aggregate, result in an obligation of the Sellers to pay Damages pursuant to Article VII hereof in excess of the Indemnity Amount (as such amount may be increased pursuant to Section 7.6 hereof). Solely for purposes of this clause (a), and notwithstanding the definition of "Damages" in Section 0.24 hereof, "Damages" shall be deemed to include Damages as so defined, plus any contingent Liabilities relating to such inaccuracies that are reasonably possible or probable of occurrence, which contingent Liabilities shall be valued in accordance with IAS.

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


                  (b) Each of the representations and warranties of the Sellers contained in Article II shall be accurate as of the date of this Agreement and as of the Closing Date as though restated on and as of such date (except in the case of any representation and warranty that by its terms is made as of a date specified therein, which shall be accurate as of such date); except for such inaccuracies as would not, in the aggregate, result in an obligation of the Sellers to pay Damages pursuant to Article VII hereof in excess of the lesser of
(i) the Indemnity Amount and (ii) $75 million. (For purposes of this clause (b), "Damages" shall mean Damages as defined in Section 0.24, and therefore shall not include contingent Liabilities.)

                  (c) The Sellers shall have performed and complied with, in all material respects, all agreements (including, without limitation, Section 4.2 hereof) required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

                  (d) No Law or Judgment shall be in effect which prohibits or declares illegal, or awards or has awarded a material amount of damages in respect of, (A) the transactions contemplated by this Agreement or (B) the ownership by Purchasers of any of the Shares or (C) the ownership of the CR shares by the purchaser under the CR Agreement.

                  (e) (i) The German Federal Cartel Office (Bundeskartellamt) shall have informed the parties that the conditions for a prohibition of the transactions contemplated hereby are not met or the periods during which the Federal Cartel Office may prohibit such transactions shall have lapsed without any prohibition having been declared;

                           (ii) The parties shall have complied with all filing and waiting period requirements of the Hart-Scott-Rodino Act relating to the transactions contemplated hereby; and

                           (iii) All other Consents, the granting of which is required by Law for the consummation of the transactions contemplated by this Agreement, shall have been obtained and all waiting periods specified under applicable Laws, and all extensions thereof, the passing of which is necessary for such consummation shall have passed.

                  (f) Each Seller shall have delivered, or caused its Affiliates to deliver, to the Purchasers, and shall have caused CR to deliver to the purchaser under the CR Agreement, (i) duly completed and executed stock certificates, endorsed in blank or accompanied by stock powers endorsed in blank, transfer orders (ordres de mouvement), and all such other instruments and documents as may be required by law to transfer all of the right, title and interest of such Seller or Affiliate in and to such Shares and of CR in and to the CR Shares, together with the share register and the shareholder accounts, or the equivalent, of each Company, which shall reflect such transfer; (ii) unconditional resignation letters, effective on the Closing Date (except, in the case of FV, such letters shall be effective on the earliest practicable date on which a shareholders' meeting may legally be held), from all the directors and supervisory board members of the Target Group Companies, with the exception of those persons identified by Purchasers to the Sellers' Representative not later than fifteen (15) days prior to the Closing Date and (iii) a certified copy of the minutes of an ordinary general meeting of the shareholders of each Company appointing as directors, subject to the condition precedent of the completion of the sale of the Shares contemplated herein, those persons which Purchasers shall have identified to the Seller's Representative not later than fifteen (15) days prior to the Closing Date.

                  (g) CR shall have delivered the CR Shares in accordance with the CR Agreement.

                  (h) The other parties thereto shall each have executed and delivered to the Purchasers: (i) the Lodi1 Lease, (ii) the Marghera Lease, (iii) the TT Supply Agreement, (iv) the Key Person Non-Competition Agreement and (v) the Escrow Agreement.

                  (i) The Sellers shall have executed and delivered to the Purchasers the Greenville Agreement and related escrow agreement.

Albany agrees that it shall not be permitted to delay the Closing solely due to non-completion of due diligence unless the condition in clause (c) above has not been satisfied.

Any dispute between the parties with respect to the satisfaction of 6.1(a), 6.1(b) or any other condition shall be resolved pursuant to Section 9.7. Furthermore, any determination of Damages solely for purposes of determining whether the conditions in Sections 6.1(a) and 6.1(b) have been satisfied shall exclude: (1) Damages relating solely to any matters with respect to which the Sellers have provided indemnification under a separate agreement; (2) aggregate Damages, not exceeding $12 million, as a result of any breaches hereunder that relate to FV; and (3) Damages as a result of a breach of the representations in
Section 2.6(b) hereof relating to the profit and loss statement included in the 1998 Business Consolidated Financial Statements. The foregoing shall not in any way limit Purchasers' right to assert Claims relating to such Damages under
Article VII hereof.

Notwithstanding any dispute between the parties (or pending arbitration of such dispute), the conditions contained in clauses (a) and (b) of this Section 6.1 shall be deemed satisfied if Sellers increase the Indemnity Amount pursuant to
Section 7.6 hereof up to the amounts indicated in each such clause, respectively. Any such increase in the Indemnity Amount shall not be deemed a waiver of any right of Sellers to dispute the satisfaction of 6.1(a), 6.1(b) or of any other condition pursuant to Section 9.7.

                  6.2 Conditions Precedent to Obligations of the Seller. The obligations of the Sellers to sell, or cause their Affiliates to sell, the Shares at the Closing are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered to Purchasers):

                  (a) Each of the representations and warranties of Albany contained in Article III shall be accurate as of the date of this Agreement and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, which shall be accurate in all material respects as of such date).

                  (b) Albany shall have performed and complied with, in all material respects, all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (c) No Law or Judgment shall be in effect which prohibits or declares illegal the transactions contemplated by this Agreement.

                  (d) (i) The German Federal Cartel Office (Bundeskartellamt) shall have informed the parties that the conditions for a prohibition of the transactions contemplated hereby are not met or the periods during which the Federal Cartel Office may prohibit such transactions shall have lapsed without any prohibition having been declared;

                           (ii) The parties shall have complied with all filing and waiting period requirements of the Hart-Scott-Rodino Act relating to the transactions contemplated hereby; and

                           (iii) All other Consents required by Law for the consummation of the transactions contemplated by this Agreement shall have been made or obtained and all waiting periods specified under applicable Laws, and all extensions thereof, the passing of which is necessary for such consummation, shall have passed.

                  (e) Purchasers shall pay (or cause to be paid) the Purchase Price payable at the Closing in the amounts and manner as provided in Section 1.3.

                  (f) The Purchasers shall have executed and delivered to the Sellers the Escrow Agreement.


                                   ARTICLE VII
                                 INDEMNIFICATION

                  7.1  Indemnification  by  Sellers.  From and after the Closing
Date, subject to the provisions of this Section 7, the Sellers jointly and severally agree to pay and to indemnify fully, hold harmless and defend Purchasers and their Affiliates, successors and assigns, from and against any and all Damages incurred by any of them (including by any Target Group Company) arising out of, relating to or based upon: (a) any inaccuracy or breach of any representation or warranty of the Sellers contained in this Agreement or of CR contained in the CR Agreement; (b) any breach of any covenant or agreement of the Sellers contained in this Agreement or of CR contained in the CR Agreement; or (c) the Excluded Assets. Purchasers' right to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of Purchasers.

                  7.2 Method of Asserting Claims, etc. All claims by Purchasers under this Article VII shall be asserted and resolved as follows:

                  (a) In the event that (A) any claim, demand or Proceeding is asserted or instituted against any Target Group Company or any Purchaser by any person, other than the parties hereto and their Affiliates, which could give rise to Damages for which Purchasers intend to seek indemnification from Sellers hereunder (such claim, demand or Proceeding, a "Third Party Claim") or (B) Purchasers intend to make a claim for Damages to be indemnified by Sellers which does not involve a Third Party Claim (such claim, a "Direct Claim"), Purchasers shall promptly send to Sellers' Representative a written notice specifying the nature of such claim or demand and the amount or estimated amount of Damages (which estimate shall not be conclusive of the final amount of such claim and demand) (a "Claim Notice"); provided, however, that any failure to give such notice will not waive any rights of Purchasers except, in the case of a Third
Party Claim, to the extent that the rights of the Sellers are actually prejudiced.

                  (b) In the event of a Third Party Claim, Sellers' Representative may participate, at its expense, in the defense against such claim or demand with counsel of its choice, reasonably acceptable to Purchasers. Unless Sellers' Representative shall have agreed in writing that any and all Damages to Purchasers related to a claim or demand are fully covered by the indemnities provided herein, no such claim or demand may be settled without the consent of Purchasers, which consent will not be unreasonably withheld.

                  (c) In the event of a Direct Claim, unless Sellers' Representative notifies the Purchasers within sixty (60) days of receipt of a Claim Notice that the Sellers dispute such claim, the amount of such claim shall be conclusively deemed a liability of Sellers hereunder and shall be paid to the Indemnified Party immediately.

                  7.3      Character of Indemnity Payments; Limitations on
Indemnity Payments.   (a)      All amounts  actually  paid  pursuant  to this
Article VII shall be treated by such parties as adjustments to the Purchase Price.

                  (b) No payment of any Damages by the Sellers shall be required under this Article VII unless and until the aggregate amount of Damages for which payment would be required under this Article (excluding the effect of this clause (b)) exceeds the Indemnity Basket;

                  (c) No payment of indemnity by the Sellers shall be required under this Article VII with respect to any Liability if, and to the extent that, such Liability has been expressly reserved for or recorded on the balance sheet included in the 1998 Business Consolidated Financial Statements. No payment of indemnity by the Sellers shall be required under this Article VII with respect to any contingent Liability unless and until such time as such Liability is no longer contingent.

                  (d) Sellers shall not be obligated to make payments pursuant to this Article VII in excess of the Indemnity Amount; provided that such limitation shall not apply to any Damages resulting from (i) any dol by any Seller, (ii) any breach of the representations set forth in Sections 2.1, 2.3 or clauses (i) and (iv) of Section 2.4 hereof, or (iii) any breach of Sellers' obligations under Article IV hereof (except for clauses (a), (b) and (l) of Section 4.1).

                  (e) The amount of Damages payable by the Sellers pursuant to this Article VII in respect of any particular Claim shall be reduced by (i) the amount of any proceeds actually received by the relevant Target Group Companies in respect of such Claim pursuant to policies of insurance owned by the Target Group Companies on or before the Closing Date, (ii) the amount, if any, by which Taxes payable by the relevant Target Group Companies is actually reduced as a result of such Damages (taking into account any payment received pursuant to this Article or any insurance proceeds referred to in clause (e)(i) above), and
(iii) any amounts actually recovered from any other third party in respect of such Damages. [German Tax Exhibit]

                  (f) Albany agrees to assign to the Sellers, or to cause to be assigned to the Sellers, all rights of the relevant Target Group Company to any uncollected notes or accounts receivable in respect of which Albany has claimed Damages under this Article VII, immediately upon payment of such Damages by Sellers.

                  7.4 Survival of Representations and Warranties. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed, and each representation and warranty in this Agreement or in the Schedules, Exhibits, certificates or other documents delivered pursuant to this Agreement shall survive the Closing until December 31, 2002 (other than the representations and warranties contained in Sections 2.1, 2.3 or clauses (i) and (iv) of Section 2.4, which shall survive the Closing without limitations as to time, Section 2.9, which shall survive the Closing until three months after the expiration of the statutes of limitations, if any, applicable to the matters addressed therein, including any extension thereof, and Section 2.6(e), which shall survive the Closing until one year after the date of payment in full of the notes and accounts referenced in such Section). Any claim for indemnification under Section 7.1 arising out of the inaccuracy or breach of any representation and warranty must be notified prior to the termination of the relevant survival period. The foregoing periods shall not apply to any claim described in Section 7.3(d)(i) or Section 7.3(d)(ii).

                  7.5 Means of Indemnification. In addition to any other rights or means the Purchasers may have to enforce the indemnities provided for in this
Article VII, the Purchasers shall be entitled to request the release of the funds held in escrow pursuant to the Escrow Agreement. The Purchasers' right to make a claim against the funds held under the Escrow Agreement shall not prejudice their right to pursue, in addition or as an alternative to such right, any other right or means the Purchasers may have to enforce the indemnification provided for in this Article VII.

                  7.6 Increase of Indemnity Amount. The Sellers may, at their option, increase the Indemnity Amount at any time prior to Closing to an amount not to exceed $115 million.

                  7.7 Escrow. (a) At any time and from time to time Sellers shall be entitled to substitute monies deposited with the escrow agent under the Escrow Agreement with a guarantee of a Primary European Bank which terms shall be consistent with the provisions of the Escrow Agreement. Without prejudice to

Purchasers' right of indemnification, the amount deposited with the escrow agent under the Escrow Agreement shall be reduced by the amounts and in the manner described in the Escrow Agreement. For purposes of this Section 7.7, "Primary European Bank" shall mean ABN/AMRO or a commercial bank in Europe (i) which has capital and surplus in excess of $500,000,000, (ii) which is in compliance with minimum capitalization requirements under applicable Law, and (iii) the securities of which are rated at least AA by Standard & Poor's Corporation, or carry an equivalent rating by an internationally recognized rating agency.

                  (b) At any time after  December 31, 2002, if, as the result of
(i) the expiration of applicable statutes of limitation, (ii) the issuance of any final determination of the competent tax authorities (final assessment notices, tax rulings or other final determinations in the nature of the foregoing) or (iii) any other reason or cause provided for by applicable Law, applicable Law would preclude any Liability for Taxes of the Target Group Companies relating to the periods to which the representations and warranties of the Seller contained in Section 2.9 refer, then the Purchaser and the Sellers shall jointly instruct the agent under the Escrow Agreement to release all funds held under such Agreement to the Sellers, less an amount equal to the aggregate amount of all Demand Amounts (as defined in the Escrow Agreement) unsatisfied at such date, in accordance with Section 4(b) of the Escrow Agreement. Any dispute regarding the satisfaction of said conditions shall be submitted to arbitration as per Section 9.7.


                                  ARTICLE VIII
                                   TERMINATION

                  8.1 Grounds for Termination. This Agreement may be terminated in whole, but not in part, at any time prior to the Closing Date:

                  (a) By the written agreement of each of Purchasers and the Sellers;

                  (b) By either Purchasers or the Sellers if the Closing shall not have occurred on or prior to October 31, 1999, unless such eventuality shall be due to the breach by the party seeking to terminate this Agreement of any of the agreements herein to be performed or observed by such party prior thereto, including, without limitation, any material breach of the covenant set forth in
Section 4.2 hereof.
                  8.2 Effect of Termination. If this Agreement is terminated as permitted under Section 8.1, such termination shall be without liability to any party to this Agreement or any Affiliate, director or representative of such party, except for liability arising from a willful breach of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 Publicity. From the date hereof through and including the Closing Date, neither Purchasers nor the Sellers shall issue, or cause or permit the written publication by any of their respective Affiliates or representatives, of any press release or other public announcement with respect to this Agreement except with the consent of the other party (which shall not be unreasonably withheld) or as required by applicable Law. The Sellers shall, however, be permitted to communicate to the employees of the Target Group Companies the transactions contemplated herein. "Public announcement" shall not be deemed to refer to internal company announcements or bulletins, or discussions with analysts, banks or other financial institutions in the ordinary course consistent with past practice.

                  9.2 Costs, Expenses and Taxes. (a) Whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby.

                  (b) The amount of any registration or stamp transfer tax, if any, due in respect of the sale of the Shares and the CR Shares, shall be borne by Purchasers.

                  9.3 Notices. All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile (with confirmation copies delivered personally or by courier within 3 business days), as follows:

                  If to Albany, to:

                  Albany International Corp.
                  1373 Broadway
                  Menands, New York   12204
                  Attention: Legal Department
                  Facsimile: (518) 447-6575

                  If to the Sellers, to:

                  Mistral International Finance A.G.
                  Golden Bridge S.A.
                  c/o Etude d'Advocat Nico Schaeffer
                  Avenue de la Porte Neuve 12
                  L-2227 Luxembourg
                  Facsimile:  00352 475273

or to such other address as may be notified by the Sellers to the Purchasers, or by the Purchasers to the Sellers, by a notice given pursuant to this Section 9.3.

                  9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                  9.5 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement, representations or warranty or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

                  9.6 Governing Law. This Agreement shall be governed in all respects, by the laws of Luxembourg, including validity, interpretation and effect, without regard to principles of conflicts of law.

                  9.7 Arbitration. The parties hereto shall endeavor to settle amicably any dispute arising out of or relating to this Agreement or any alleged breach hereof. Any dispute not so settled shall be finally settled by an arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce conducted in English in Brussels, Belgium, by a panel of three arbitrators appointed in accordance with such Rules. For purposes of such an arbitration, MIF1 and Golden Bridge shall constitute one party, while Albany shall constitute the other party. For purposes only of the appointment of arbitrators under such Rules, Albany and MIF1 shall be considered the parties to the dispute.

                  9.8 No Third  Party  Rights;  Assignment.  This  Agreement  is
intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and shall not be assignable without the prior written consent of the other party. Notwithstanding the foregoing, the Sellers acknowledge and agree that Purchasers may assign all of their rights and obligations under this Agreement to one or more direct or indirect, majority-owned subsidiaries of Albany; provided that Purchasers shall remain jointly and severally liable with any such assignee for the performance of their obligations hereunder.

                  9.9 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

                  9.10 Sellers' Representative. (a) Each of the Sellers hereby irrevocably appoints MIF1 (the "Sellers' Representative") as such Seller's agent and attorney-in-fact to take any action required or permitted to be taken by Sellers under the terms of this Agreement, including, without limiting the generality of the foregoing, the receipt of any payments in respect of the Purchase Price for the Shares, the giving and receipt of any notices to be delivered or received by or on behalf of the Sellers, the payment of expenses relating to the transactions contemplated by this Agreement, the representation of the Sellers in indemnification proceedings hereunder, and the right to waive, modify or amend any of the terms of this Agreement, and agrees to be bound by any and all actions taken by such agent on such Seller's behalf.

                  (b) Purchasers shall be entitled to rely exclusively upon any communications or writings given or executed by the Sellers' Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Sellers' Representative. Purchasers shall be entitled to disregard any notices or communications given or made by any Seller unless given or made through the Sellers' Representative.

                  IN  WITNESS  WHEREOF,   three  (3)  original  copies  of  this
Agreement have been executed in Brussels, Belgium as of the date first written above.




MISTRAL INTERNATIONAL FINANCE A.G.


By       /s/ Helmut Mianz
-------------------------


GOLDEN BRIDGE S.A.


By       /s/ Martine Schaeffer
------------------------------





ALBANY INTERNATIONAL CORP.


By       /s/ Frank McKone
-------------------------

                             SCHEDULES AND EXHIBITS


Schedule 0.36                               Excluded Assets

Schedule 0.61                               Permitted Encumbrances

Schedule 1.1                                Seller's Share Ownership

Schedule 1.2                                Purchase Price

Schedule 2.2 (part 1)                       Subsidiaries

Schedule 2.2 (part 2)                       Equity Investments

Schedule 2.3(b)                            Director's Qualifying Shares Subject
                                           to Repurchase Agreements

Schedule 2.4                                Conflicts

Schedule 2.6(c) (part 1)                    Liabilities

Schedule 2.6(c) (part 2)                    Other Liabilities

Schedule 2.6(d)                             Ordinary Course

Schedule 2.6(g)                             Debt Owed to Sellers and Their
                                            Affiliates

Schedule 2.8                                Proceedings

Schedule 2.10                               Real Estate

Schedule 2.11                               Intellectual Property

Schedule 2.13(c)                            Debt

Schedule 2.14(d)                            Certain Employee Matters

Schedule 2.15(b)                            Environmental, Health and Safety
                                            Liabilities of Target Group
                                            Companies

Schedule 2.16                               Insurance Polices

Schedule 4.2                                Due Diligence Guidelines

Schedule 4.3(a)                             Certain Loans

Schedule 4.3(b)                             Certain Contracts

Schedule 5.5                                Certain Employees

Exhibit A                                   Form of CR Agreement

Exhibit B                                   Form of Escrow Agreement

Exhibit C                                   Form of Key Person Non-Competition
                                            Agreement

Exhibit D                                   Lodi 1 Lease

Exhibit E                                   Marghera Lease

Exhibit F                                   TT Supply Agreement and Option
                                            Agreement

Exhibit G                                   Visibilia Services Agreement

Exhibit H                                   Visibilia Lease

                                                                  Schedule 1.2


The "Purchase Price" shall consist of an amount in US dollars equal to $232,300,000 (two hundred thirty two million three hundred thousand dollars) plus the net cash proceeds received by FV and WFG from the sale of the Excluded Assets, plus the actual amount received by WFG from MIF1 in payment of the Mistral Receivable, less the CR Consideration.

For purposes of clause (a) above, "net cash proceeds" shall mean the total cash consideration received by FV and WFG from the sale of Excluded Assets pursuant to Section 5.9, less any VAT, fees or expenses payable by FV or any other Target Group Company in respect of such transactions, but before any related income taxes payable in respect of such sales not to exceed US$1.8 million.

Any net cash proceeds or other consideration in DM or Italian Lira shall be converted to US$ at the buying rates for US$ for such currencies as published by Bundesbank and Banca d'Italia, respectively, as of the close of business on the day preceding the Closing Date.

The Purchase Price shall be increased at the rate of 6% per annum for any period by which the Closing Date is later than the 90th calendar day after the date of this Agreement except to the extent that such delay is due to the fault of the Sellers or failure of the conditions in Section 6.1 hereof to be satisfied; provided that the foregoing shall not be deemed to limit the amount of damages that may be claimed by Seller in the event of any breach of Purchasers of their obligations hereunder.

The parties agree that the cash portion of the Purchase Price shall be allocated as follows:

WFG                         $141.3 million  (less the CR Consideration)

FV                              $27 million

WSC - 45% stake                  $7 million

WSC - 55% stake               $40.6 million

COFPA                         $15.1 million

GAS                            $1.0 million

Geschmay Research              $0.3 million



Any Purchase Price consisting of the actual amount received by WFG from MIF1 in payment of the Mistral Receivable shall be allocated to the WFG Shares. Any Purchase Price consisting of the amount of any net cash proceeds received by FV or WFG from the sale of Excluded Assets shall be allocated respectively to FV and WFG shares.

                             Exhibit 99.1

                             Press Release

                                       For additional information contact:
                                       Kenneth C. Pulver
                                       Vice President, Corporate Communications
                                       (518) 445-2214

FOR IMMEDIATE RELEASE
               ALBANY INTERNATIONAL FINALIZES GESCHMAY ACQUISITION Albany, New York, August 24, 1999 -- Albany International Corp.
(NYSE/PSE:AIN) announced today that it had completed the acquisition of the Geschmay Group. The combination of these two companies reflects the increasing global nature of paper manufacturing companies as well as their supplier base. The addition of the Geschmay Group, supported by facilities in four countries, enhances Albany's position as the world leader in paper machine clothing. Combined turnover of the two companies is approximately $885 million.
         While optimizing available synergies, Albany plans to maintain the strong Geschmay product portfolio. With strong brands and identities worldwide, Geschmay-branded products will continue to be available to customers globally.
         Francis L. McKone, Chairman and Chief Executive Officer, commented, "We expect the union of these two fine companies to represent added value for our customers. The strong technology base and geographic customer coverage reflected in the Geschmay business will enhance our combined ability to service our major markets globally."
         Albany International is the world's largest producer of paper machine clothing and high performance doors with manufacturing plants in 15 countries and sales worldwide. Additional information about the company's business and products is available at www.albint.com.
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